Registration No. 33-___________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Great Lakes Chemical Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-1765035 (I.R.S. Employer Identification No.)
500 East 96th Street, Suite 500
Indianapolis, Indiana 46240
(Address of Principal Executive Offices)

Great Lakes Chemical Corporation
2002 Stock Option and Incentive Plan
(Full title of the plan)

Karen Witte Duros
Vice President and
Associate General Counsel
Great Lakes Chemical Corporation
500 East 96th Street, Suite 500
Indianapolis, Indiana 46240
(Name and address of agent for service)

(317) 715-3000
(Telephone number, including area code, of agent for service)

Copies to:

Craig C. Burke
Ice Miller
One American Square, Box 82001
Indianapolis, Indiana 46282

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(1)	Amount of registration fee

Common Shares	2,500,000 shares	$26.01	$65,025,000	$5,982.30

(1)	The registration fee has been calculated pursuant to Rule 457(c) and (h) based upon the average of the high and low prices reported for the Common Shares on October 22, 2002.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following information heretofore filed with the Securities and Exchange Commission ("Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is incorporated herein by reference:

(a)	The Annual Report on Form 10-K of Great Lakes Chemical Corporation (the "Registrant"), for the year ending December 31, 2001.
(b)	The Registrant's Quarterly Report on Form 10-Q, for the quarters ended March 31, 2002 and June 30, 2002.
(c)	The Registrant's Current Report on Form 8-K, filed on June 14, 2002 and August 2, 2002.
(d)
The information set forth under the caption "Description of Securities" in Item 1. of the Registrant's Form 8-A (No. 88080052), filed March 30, 1988, including any amendments or reports filed for the purpose of updating that description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all of the securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of those documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a corporation to indemnify a person against expenses and certain liabilities incurred by him in connection with any proceeding in which he is involved by reason of his being or having been a director, officer, employee, or agent of the corporation or its affiliates. Further, the Ninth Article of the Registrant's Certificate of Incorporation and Article VII of its By-Laws provide for indemnification, to the full extent permitted by the DGCL, of the Registrant's directors and officers. The Registrant maintains so-called "D & O" liability insurance coverage, which insures certain of the Registrant's directors and officers against personal loss incurred in the discharge of Registrant responsibilities (subject to certain exclusions). Reference is made to the last paragraph of Item 9 below with respect to indemnification for liabilities arising under the Securities Act of 1933, as amended, required or permitted to directors, officers, or persons controlling the Registrant pursuant to the foregoing provisions.

Item 7.    Exemption From Registration Claimed.

Not applicable.

Item 8.    Exhibits.

The Index to Exhibits, which immediately precedes the exhibits and which is incorporated by reference herein, contains a list of all exhibits.

Item 9.    Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)
To include any material information with respect to the Plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)
That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.
(4)
That, for purposes of determining any liability under the Securities Act, each filing of the Registrant‘s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan‘s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on October 24, 2002.

GREAT LAKES CHEMICAL CORPORATION By: /s/ Mark P. Bulriss Mark P. Bulriss, President and Chief Executive Officer

POWER OF ATTORNEY

         Know all men by these presents, that each person whose signature appears below constitutes and appoints John J. Gallagher III, Jeffrey M. Lipshaw, and Karen Witte Duros, and each or any of them (with full power to act alone), his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto those attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that those attorneys-in-fact and agents, or their substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 24, 2002.

/s/ Mark P. Bulriss Mark P. Bulriss	Chairman, President, Chief Executive Officer, and Director (Principal Executive Officer)
/s/ John J. Gallagher III John J. Gallagher III	Senior Vice President, Chief Financial Officer (Principal Financial Officer)
/s/ William L. Sherwood William L. Sherwood	Vice President, Corporate Controller (Principal Accounting Officer)

/s/ Nigel D. T. Andrews Nigel D. T. Andrews	Director
/s/ James W. Crownover James W. Crownover	Director
/s/ Thomas M. Fulton Thomas M. Fulton	Director
/s/ Martin M. Hale Martin M. Hale	Director
/s/ Louis E. Lataif Louis E. Lataif	Director
/s/ John C. Lechleiter John C. Lechleiter	Director
/s/ Mack G. Nichols Mack G. Nichols	Director
/s/ Jay D. Proops Jay D. Proops	Director

        Pursuant to the requirements of the Securities Act of 1933, the trustee (or other person who administers the employee benefit plan) has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana on October 24, 2002.

GREAT LAKES CHEMICAL CORPORATION 2002 STOCK OPTION AND INCENTIVE PLAN By: /s/ William L. Sherwood William L. Sherwood, Vice President and Corporate Controller

GREAT LAKES CHEMICAL CORPORATION
Form S-8

INDEX TO EXHIBITS

Exhibit Number Assigned in Regulation S-K Item 601	Description of Exhibit
4.1	Specimen certificate for shares of Common Stock of the Registrant (incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-8 (No. 33-61609), filed August 17, 1998).
5.1	Opinion of Ice Miller.
15.1	No Exhibit.
23.1	Consent of Ernst & Young LLP.
24.1	Power of Attorney (See Signature Page).
99.1	No Exhibit.